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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 7, 1999




                               TRITEAL CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       0-28660                                             33-0548924
(Commission File No.)                          (IRS Employer Identification No.)

                             c/o COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                            SAN DIEGO, CA 92121-2128
                          ATTN: FREDERICK T. MUTO, ESQ.
              (Address of principal executive offices and zip code)


  Registrant's counsel's telephone number, including area code: (858) 550-6000







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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                  On December 7, 1999, an order confirming a Plan of Liquidation for TriTeal Corporation (the "Company") was entered by the United States Bankruptcy Court for the Southern District of California, Case No. 99-03494-B11. That Plan provides for a liquidation of TriTeal's assets and the distribution of those assets, first to creditors, and then to stockholders. The Plan of Liquidation provides for payment in the following order: secured claims; claims entitled to priority by the Bankruptcy Code; general unsecured claims; indemnity claims of officers, directors and employees; and, to the extent that funds remain from liquidation, to stockholders pro rata. The Plan of Liquidation does not provide for the issuance of further shares. Information as to the assets and liabilities of the Company is set forth in its Disclosure Statement and Plan of Liquidation filed with the bankruptcy court. Copies of those documents are attached hereto as Exhibits 2.1 and 2.2.

                  On January 12, 2000, the Company issued a press release concerning court approval of the Company's Plan of Liquidation under its Chapter 11 Bankruptcy filing. Further detail regarding the statement is provided in the Company's press release relating to this event, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

                  2.1 Amended Disclosure Statement to Debtor in Possession's Plan of Liquidation dated August 27, 1999.

                  2.2 Debtor in Possession's Amended Plan of Liquidation dated August 27, 1999.

                  99.1 Press Release of TriTeal Corporation dated January 12, 2000.


                                       2.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRITEAL CORPORATION



Dated:  January 11, 2000                   By: /s/ Jeffrey G. Black
                                               ---------------------------------
                                               Jeffrey G. Black
                                               Bankruptcy Court Appointed
                                               Responsible Person



                                       3.